EXHIBIT NO. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to this Registration Statement on Form S-8 of our reports dated April 27, 2005, relating to the consolidated financial statements and financial statement schedule of United Retail Group, Inc. and its subsidiaries ("the Company"), which appear in the Company's Annual Report on Form 10-K for the year ended January 29, 2005. We also consent to the reference to us under the heading “Experts” which appears in this Form S-8.

PricewaterhouseCoopers LLP Stamford, Connecticut April 29, 2005